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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
SANDERS MORRIS HARRIS GROUP INC.
(Name of Registrant as specified in its Charter)
not applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which the transaction applies: not applicable
	(2)	Aggregate number of securities to which the transaction applies: not applicable
(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
        not applicable

	(4)	Proposed maximum aggregate value of the transaction: not applicable
	(5)	Total fee paid: not applicable
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:
	(1)	Amount previously paid: not applicable
	(2)	Form, Schedule or Registration Statement Number: not applicable
	(3)	Filing Party: not applicable
	(4)	Date Filed: not applicable
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 29, 2005

Dear Fellow Shareholder,

        On behalf of our Board of Directors, you are cordially invited to attend Sanders Morris Harris Group's annual meeting of shareholders on Thursday, June 16, 2005. At the meeting among other things, we will review our performance for 2004 and our expectations for the future.

        A notice of the meeting and proxy statement follow. Also enclosed is your proxy voting card and the 2004 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the proxy voting card and return it in the postage-paid envelope provided.

        I look forward to seeing you on June 16th and addressing your questions and comments.

Sincerely,

Ben T. Morris Chief Executive Officer

600 Travis, Suite 3100, Houston, Texas 77002—713-993-4610

April 29, 2005

NOTICE OF THE 2005
ANNUAL MEETING OF SHAREHOLDERS

        The annual meeting of shareholders of Sanders Morris Harris Group Inc. will be held on Thursday, June 16, 2005, at 10:00 a.m., at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002, to consider and take action on the following matters:

1.
Election of 14 directors; and

2.
Transaction of any other business properly raised at the meeting.

        Your Board of Directors recommends a vote "FOR" each of the nominees for director.

Sincerely,

Sandra J. Williams Secretary

SANDERS MORRIS HARRIS GROUP INC.
600 Travis, Suite 3100
Houston, Texas 77002

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of shareholders of Sanders Morris Harris Group Inc. to be held on Thursday, June 16, 2005, beginning at 10 a.m., at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002 and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is being mailed to shareholders on or about May 20, 2005.

Who is entitled to vote?

        Shareholders owning our common stock at the close of business on May 2, 2005 are entitled to vote at the annual meeting or at any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On April 25, 2005, there were 18,457,008 common shares outstanding.

What am I voting on?

        You will be asked to elect nominees to serve on our Board of Directors and to vote on any other matters properly raised at the meeting. Our Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matters requiring a vote of the shareholders arise, your signed proxy card gives authority to Ben T. Morris, our Chief Executive Officer, and George L. Ball, our Chairman, to vote on such matters at their discretion.

How does the Board of Directors recommend I vote?

        Our Board of Directors recommends a vote FOR each of the nominees for director.

How do I vote?

        Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders, Mr. Morris and Mr. Ball, will vote FOR the persons nominated for election as directors. You can revoke your proxy at any time before it is exercised.

        To do so, you must either:

  •
  give written notice of revocation to our Corporate Secretary, Sanders Morris Harris Group Inc., 600 Travis, Suite 3100, Houston, Texas 77002;

  •
  submit another properly signed proxy card with a more recent date; or

  •
  vote in person at the meeting.

What is a quorum?

        A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted in determining the presence or absence of a quorum, but under Texas law are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." They are not counted to determine if a quorum is present and under Texas law are not considered a vote. Broker non-votes will not affect the outcome of a vote on election of directors.

What vote is required to approve each proposal?

        The director nominees will be elected by a plurality of the votes cast at the meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast.

Who will count the vote?

        A representative of Sanders Morris Harris Group Inc. will tabulate the votes cast by proxy or in person at the meeting.

What are the deadlines for shareholder proposals for next year's annual meeting?

        You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than December 30, 2005. If we do not receive notice of any matter that a shareholder wishes to raise at the annual meeting in 2006 by April 6, 2006 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Corporate Secretary.

How much did this proxy solicitation cost?

        We have not engaged anyone to solicit proxies on our behalf. However, we will reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain of our and our subsidiaries' directors, officers and regular employees may solicit proxies personally or by telephone or facsimile without additional compensation.

ELECTION OF DIRECTORS

NOMINEES

        Fourteen directors will be elected at the annual meeting. Directors will serve until our next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by our Board of Directors or the size of our Board will be reduced.

        All current members of our Board of Directors are standing for election this year.

        Our Board of Directors recommends a vote FOR all nominees to our Board of Directors.

        The nominees are as follows:

GEORGE L. BALL
Director since February 2000
Age 66

        Mr. Ball was appointed to our Board of Directors on February 1, 2000 as part of our merger with Sanders Morris Mundy Inc. (the "Sanders Transaction") and has served as our Chairman since May 2002. At the time of the Sanders Transaction, he served as Chairman of the Board and a director of Sanders Morris Mundy Inc. Mr. Ball also serves as Chairman of the Board and a director of Sanders Morris Harris Inc. ("SMH") and as a director of SMH Capital, Inc. ("SMH Capital") and SMH Capital Advisors, Inc. ("SMCA"). Mr. Ball serves on the management committee of Salient Capital Management, LLC ("SCM"), the general partner of Pinnacle Trust Company, LTA (the successor to Pinnacle Management & Trust Company ("PMT")). Following our April 2004 acquisition of a 69% interest in Charlotte Capital, LLC ("Charlotte Capital"), Mr. Ball became a manager of Charlotte Capital and a member of its management and compensation committees and following our November 2003 acquisition of a 50% interest in Select Sports Group Holdings, LLC ("SSG"), Mr. Ball became a manager of SSG. He served as a director of Sanders Morris Mundy Inc. since May 1992, and was its non-executive Chairman of the Board from May 1992 to July 1997. From September 1992 to January 1994, Mr. Ball was a Senior Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, he was a consultant to J. & W. Seligman & Co. Incorporated. In 1982, Mr. Ball was elected President and Chief Executive Officer of Prudential-Bache Securities, Inc., and in 1986 was elected Chairman of the Board, serving in those positions until his resignation in 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America from 1982 to 1991. Before joining Prudential, Mr. Ball served as President of E.F. Hutton Group, Inc. Mr. Ball is a former governor of the American Stock Exchange and the Chicago Board Options Exchange, and served on the Executive Committee of the Securities Industries Association.

RICHARD E. BEAN
Director since August 2003
Age 61

        Mr. Bean was elected to our Board of Directors on August 7, 2003. Mr. Bean has been a certified public accountant since 1968 and since 1976 has been the Executive Vice President and Chief Financial Officer of Pearce Industries Inc., a privately held company that markets a variety of oilfield equipment and machinery. Mr. Bean has also served as a director of Pearce Industries since 1976. In addition, Mr. Bean has served as a director and audit committee member of FirstCity Financial Corporation, a public financial services company, since July 1995 and served as a member of the Portfolio Administration Committee of FirstCity Liquidating Trust from July 1995 until February 2004 when the trust was terminated and distributed its remaining assets. Mr. Bean is also a stockholder and director of several closely held corporations. Mr. Bean is involved in numerous civic organizations such as the Houston Livestock Show and Rodeo where he serves as Director and Member of the Audit-Budget Committee.

ROBERT M. COLLIE, JR.
Director since June 2004
Age 58

        Mr. Collie has been a partner in the law firm of Andrews Kurth LLP since March 2001. Previously, he was a partner in the law firm of Mayor, Day, Caldwell & Keeton LLP for 18 years. Mr. Collie served as City Attorney of Houston from 1978 through 1980. He practices in the public law area, focusing on public finance, where he represents state agencies, local governments and other clients in the issuance of tax-exempt bonds. He has been active in education, transportation, water and sewer utility, port and sports facility financings. He is a trustee of the Kinkaid Endowment Fund and the Daniel and Edith Ripley Foundation and has served on boards of the Memorial Hermann Hospital system.

CHARLES W. DUNCAN, III
Director since June 2004
Age 45

        Mr. Duncan has spent his entire career in investment banking or private equity investing and has served as President of Duncan Equities, Inc. since 1990. Duncan Equities, Inc. is active in structuring financings for, directly investing in, and providing strategic advice to, small to medium sized private companies, primarily located in Texas. In that capacity, Mr. Duncan serves on the boards of directors, and is involved in the operations, of several private companies. In addition, he serves on the board of several non-profit institutions and foundations including the boards and the executive committees of the University of Texas Medical Branch in Galveston and Communities in Schools, Houston.

ROBERT E. GARRISON II
Director since January 1999
Age 63

        Mr. Garrison has served as our President and as one of our directors since January 1999, and served as our Chief Executive Officer from January 1999 until May 2002. He also serves as a director of SMH. Mr. Garrison co-founded Harris Webb & Garrison, Inc. ("HWG") and until January 1999 served as its Executive Vice President and head of investment banking. Until January 1999, he also served as Chairman and Chief Executive Officer of PMT, which he co-founded in 1994, and now serves on the management committee of SCM. Mr. Garrison also serves as Chairman and a director of SMH Capital, as a director of SMCA and as a manager of Charlotte Capital. From 1990 to 1991, Mr. Garrison served as President and Chief Executive Officer of Medical Center Bank & Trust Company. Before then, he served as managing partner of Lovett Mitchell Webb & Garrison (a division of Kemper Securities Group, Inc.) from 1983 to 1989 and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison serves on the Board of Directors Stock Option Committee of TeraForce Technology Corporation, a public telecommunications equipment company, on the Board of Directors Compensation Committee of FirstCity Financial Corporation, a public financial services company, and as a director of First Capital Bankers, Inc. and Somerset House Publishing. He also serves on the Board of Directors Finance Committee of the Memorial Hermann Hospital Systems and is Chairman of the Board of Directors of Brava Therapeutics. He has over 38 years experience in the securities industry and is a Chartered Financial Analyst.

TITUS H. HARRIS, JR.
Director since January 1999
Age 74

        Mr. Harris has served as one of our directors since January 1999, and served as our Chairman from January 1999 until May 2002. Mr. Harris co-founded HWG in February 1994 prior to its combination with the Sanders firm in January 2000, and now serves as one of SMH's Executive Vice Presidents and a director. From September 1991 to February 1994, he served as a Registered Representative at S.G. Cowen & Company, the former correspondent broker of HWG. Before then, Mr. Harris served as Senior Vice President of Lovett Underwood Neuhaus & Webb, (a division of Kemper Securities Group, Inc.) from January 1983 to August 1991, and as Regional Sales Manager for the Houston office of E.F. Hutton and Co., Inc. from January 1978 to December 1982. Mr. Harris has over 40 years experience in the securities industry.

GERALD H. HUNSICKER
Director since June 2004
Age 54

        Mr. Hunsicker was the General Manager of the Houston Astros Major League Baseball team from 1996 through 2004. From September 1991 until joining the Astros, Mr. Hunsicker served as the Assistant Vice President of baseball operations for the New York Mets Major League Baseball team. He joined the Mets in November of 1988 as director of minor league operations and became the director of baseball operations in October of 1990. From 1984 until joining the Mets, Mr. Hunsicker worked in the securities industry as a Vice President for Paine Webber in Houston, Texas.

SCOTT B. MCCLELLAND
Director since June 2004
Age 48

        Mr. McClelland is President of H-E-B's Houston and Central Market Division. Started in 1905 in Kerrville, Texas, H-E-B is the 13th largest grocery chain in the United States with over 55,000 employees and 300 stores in Texas and Northern Mexico. Mr. McClelland joined H-E-B in 1990 as Vice President of Operations for the Austin Region. After transferring to H-E-B corporate headquarters in San Antonio in 1991, Mr. McClelland held several leadership positions for the company including Vice President of General Merchandise Marketing and Group Vice President, DrugStore. In 1995 he was promoted to Senior Vice President of Marketing followed by a promotion to Chief Merchandising Officer in 2000. His responsibilities were expanded to include Central Market in late 2001. Prior to joining H-E-B, he worked for Pepsico's Frito Lay Division for 10 years. Mr. McClelland serves on the Board of Directors for the San Antonio Spurs Foundation, Texas Special Olympics and Greater Houston Partnership. He also serves on the University of Texas Business Advisory Council.

BEN T. MORRIS
Director since February 2000
Age 59

        Mr. Morris was appointed to our Board of Directors on February 1, 2000 as part of the Sanders Transaction and has served as our Chief Executive Officer since May 2002. He co-founded Sanders Morris Mundy Inc. in 1987 and served as its President and Chief Executive Officer and as a director at the time of its combination with Harris Webb & Garrison, Inc. Since the Sanders Transaction, Mr. Morris has served as President, Chief Executive Officer and a director of SMH. Mr. Morris served as the Chief Operating Officer of Tatham Corporation from 1980 to 1984. Before then, he served in a number of executive positions with Mid-American Oil and Gas, Inc. and predecessor companies from 1973 to 1980, and was its President from 1979 to 1980. He is a director of Capital Title Group, Inc., a public title agency and escrow services company, and American Equity Investment Life Holding Company, a public life insurance company. Mr. Morris is a certified public accountant.

ALBERT W. NIEMI, JR., PH.D.
Director since June 2004
Age 62

        Dr. Niemi is the Dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as Dean of the Terry College of Business at the University of Georgia from 1982 to 1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business and has chaired or served as a member on the accreditation review teams to more than 20 universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and is currently on the Board of Beta Gamma Sigma. Dr. Niemi has served on the board of Titanium Metals Corporation, a public producer of titanium products, since 2001 and is the Chair of its audit committee and is a member of its compensation and pension committees. He also serves on the boards of Mayer Electric Supply Company and Bank of Texas, and on the Advisory Board of TXU Dallas.

NOLAN RYAN
Director since May 2002
Age 58

        Mr. Ryan has served as one of our directors since May 2002. He was the Chairman of the Board and majority owner of The Express Bank, a Texas bank with branches in Alvin and Danbury, Texas, from June 1990 until June 2002. He is currently Chairman of the Board Emeritus of The Express Bank. He has been the principal owner of the Round Rock Express Baseball Club, the Houston Astros' double-A affiliate, since the team was purchased as the Jackson Generals in May 1998 and formed into the Round Rock Express in January 1999. In 1995, Mr. Ryan was appointed by Texas Governor George W. Bush to a six-year term as a Texas Parks and Wildlife Commissioner. Mr. Ryan was a Major League Baseball pitcher from 1968 to 1994 and was inducted into the National Baseball Hall of Fame in July of 1999. In February 2004, he signed a five-year personal services contract with the Houston Astros. Mr. Ryan currently serves on the board or advisory council for several not-for-profit and charitable organizations.

DON A. SANDERS
Director since February 2000
Age 68

        Mr. Sanders was appointed to our Board of Directors on February 1, 2000 as part of the Sanders Transaction. At the time of the Sanders Transaction, he served as Chairman of the Executive Committee and as a director of Sanders Morris Mundy Inc., which he co-founded in 1987. Mr. Sanders serves on the board of the Round Rock Express Baseball Club and serves on the boards of several Houston-based community organizations. Since the Sanders Transaction, he has served as our Vice-Chairman and as one of our directors and as a director of SMH. From 1987 to 1996, Mr. Sanders was President of Sanders Morris Mundy. Before joining Sanders Morris Mundy, he was employed by E.F. Hutton & Co., Inc. where he served from 1959 in various capacities, including as an Executive Vice President of E.F. Hutton from 1982 to 1987 and as a member of its board of directors from 1983 to 1987. Mr. Sanders has over 40 years of experience in the securities industry.

W. BLAIR WALTRIP
Director since January 1999
Age 50

        Mr. Waltrip has served as one of our directors since January 1999 and as a director of TEI, Inc., our predecessor issuer, since July 1988. He is also a director of Service Corporation International, a public funeral and cemetery company, and was employed in various capacities by that company from 1977 until January 2000, last serving as an Executive Vice President for more than five years.

DAN S. WILFORD
Director since May 2002
Age 64

        Mr. Wilford has served as one of our directors since May 2002. He has been a director of Healthcare Realty Trust Incorporated, a New York Stock Exchange real estate investment trust primarily concentrating on real estate properties and mortgages associated with the delivery of healthcare services, since February 2002. Mr. Wilford served as President and Chief Executive Officer of Memorial Hermann Healthcare System from 1984 to 2002. The Memorial Hermann Healthcare System is the largest not-for-profit healthcare system in the Houston, Texas area consisting of twelve hospitals, including a children's hospital, two long-term nursing facilities and a retirement community.

Advisory Director

        In August of 2004 we amended our Bylaws to provide that our Board of Directors, by resolution adopted by a majority of our full Board Directors, could appoint one or more individuals to be advisory directors, who by such appointment would not as such be a member of our Board of Directors. Each advisory director will be appointed for a term as determined by our Board of Directors, to serve at the pleasure of our Board of Directors, and may be removed (with or without cause) by resolution adopted by a majority of our full Board of Directors. An advisory director serves only as an advisor to our Board of Directors. As an advisor, an advisory director participates, advises or counsels our Board of Directors on matters brought before our Board of Directors, as may be requested from time to time by our Board of Directors. An advisory director is entitled to notice of and to attend all meetings of our Board of Directors but will not have the right to vote on any matters or to bind us in any manner. Advisory directors are not considered members of our Board of Directors for notice, quorum, voting or other purposes, and do not have the powers or responsibilities of a director. No action of our Board of Directors or any committee thereof will be invalid by reason of a failure of any advisory director to receive notice of or to attend any meeting of our Board of Directors or any committee thereof.

        Additionally, our Board of Directors, by resolution adopted by a majority of our full Board, may appoint advisory directors to one or more committees of our Board of Directors, and such advisory directors are entitled to notice of and to attend meetings of such committees. Our Board of Directors or committee thereof has the authority to excuse advisory directors from all or any portion of any meeting. Advisory directors receive compensation and reimbursement of expenses as determined by our Board of Directors.

        In August 2004, our Board of Directors appointed John H. Styles, one of or former directors, an advisory director.

John H. Styles
Advisory Director since August 2004, Director from June 1999 to June 2004
Age 69

        Mr. Styles served as one of our directors from June 1999 to June 2004 and he was appointed an advisory director in August 2004. He is the chairman of The Styles Company, a healthcare management and development company. Mr. Styles served in the same capacity for Mid-America Healthcare Group from 1984 until its sale in 1995 and for Outpatient Healthcare, Inc. from 1985 until its sale in 1992.

NON-DIRECTOR EXECUTIVE OFFICERS

Rick Berry
Chief Financial Officer
Age 52

        Mr. Berry has served as our Chief Financial Officer since February 2001 and as our Principal Financial Officer since June 2000. Since the Cummer/Moyers transaction in October of 2000, he has served as Vice-President and Secretary of SMCA. From March 1999 to April 2000, Mr. Berry served as Executive Vice President, Chief Financial Officer, Secretary and a director of Petrocon Engineering, Inc. From April 1998 to March 1999, Mr. Berry was Executive Vice President and Chief Financial Officer of OEI International, Inc. Mr. Berry was Secretary of TEI, Inc. from January 1997 to April 1998, and the Executive Vice President, Chief Financial Officer and Treasurer of TEI from December 1991 to April 1998. Mr. Berry is a certified public accountant.

BOARD COMMITTEES, MEETING ATTENDANCE, DIRECTOR INDEPENDENCE
AND COMMUNICATING WITH OUR BOARD

        Our Board of Directors has four committees, the Executive, Audit, Nominating and Corporate Governance, and Compensation Committees. The committees report their actions to the full Board of Directors at its next regular meeting following a committee meeting. Our full Board met four times in 2004 and the following table shows the current membership of the four committees and the number of meetings each committee held in 2004. A brief description of the current duties of each committee follows the table.

Committee Membership and Meetings Held
Name	Executive	Audit	Nominating & Governance	Compensation
Mr. Ball	X
Mr. Bean		X (Chairman)
Mr. Collie		X
Mr. Duncan		X
Mr. Garrison	X
Mr. Harris
Mr. Hunsicker			X
Mr. McClelland				X
Mr. Morris	X
Mr. Niemi			X (Chairman)
Mr. Ryan				X
Mr. Sanders	X (Chairman)
Mr. Waltrip				X (Chairman)
Mr. Wilford			X
No. of Meetings in 2004(1)	3	4	3	1

X
Member

(1)
Each director attended at least 75% of the aggregate of all meetings of our Board of Directors and committees of our Board to which he belonged during 2004.

Executive Committee

  •
  Has full power of our Board between meetings of our Board, with specified limitations relating to major corporate matters.

Audit Committee

  •
  Reviews the financial reports and other financial information provided by Sanders Morris Harris Group to any governmental body or the public.

  •
  Reviews the audit efforts of Sanders Morris Harris Group's independent auditors.

  •
  Reviews Sanders Morris Harris Group's system of internal controls regarding finance, accounting, legal compliance and ethics that management and our Board have established; and Sanders Morris Harris Group's auditing, accounting and financial reporting processes generally.

  •
  Provides an open avenue of communication among the independent auditors, financial and senior management, and our Board.

  •
  Has the sole authority and responsibility to appoint, select, evaluate, and, where appropriate, replace our independent auditors.

        Our Board has determined that each member of the Audit Committee is "independent," as defined in the Nasdaq listing standards. Our Board has also determined that Richard E. Bean, Chair of the Audit Committee, is an audit committee financial expert under the SEC rules. The committee operates under a written charter adopted by our Board of Directors which is available on our website, www.smhgroup.com, and was filed as Appendix A to our 2004 Annual Meeting Proxy Statement.

Nominating and Corporate Governance Committee

  •
  Makes recommendations to our Board of Directors regarding nominees for election as directors, the structure, size and composition of our Board, compensation of Board members and organization and responsibility of board committees.

  •
  Reviews general responsibilities and functions of our Board of Directors, the balance of expertise among Board members, and Sanders Morris Harris Group's overall organizational health, particularly plans for management succession and development.

Compensation Committee

  •
  Reviews and recommends the compensation for executive officers and key employees.

  •
  Recommends the granting of stock options and other incentive awards, including the number of shares subject to, and the exercise price of, each stock option and the terms and conditions of other incentive awards granted under our incentive plans.

  •
  Reviews general responsibilities and functions of our Board of Directors, the balance of expertise among Board members, and Sanders Morris Harris Group's overall organizational health, particularly plans for management succession and development.

        Our Board has determined that each member of the Compensation Committee is "independent," as defined in the Nasdaq listing standards.

Director Independence

        Our Board of Directors has determined that the following members of our Board, constituting a majority of the members of our Board, are "independent directors" as defined in NASD Rule 4200: Richard E. Bean; Robert M. Collie, Jr.; Charles W. Duncan, III; Gerald H. Hunsicker; Scott B. McClelland; Albert W. Niemi, Jr., Ph.D.; Nolan Ryan; W. Blair Waltrip; and Dan S. Wilford.

Annual Meeting Attendance by Members of the Board

        We do not currently have a formal policy regarding attendance by our directors at our Annual Meeting of Shareholders. However, we have historically encouraged our directors to attend and previous meetings have been well attended. Last year, nine out of our eleven directors at the time and four of the five new nominees for director attended our Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

        Currently, our non-employee directors and our advisory director receive an annual retainer of $8,000, $1,500 for each meeting of our Board of Directors attended, $1,000 for each Executive Committee meeting attended, $750 for any other committee meeting attended and an annual grant of 5,000 options. Each non-employee director committee chairman receives an additional annual retainer of $2,000. Our employee directors are not compensated for their service on our Board of Directors.

DIRECTOR NOMINATION PROCESS

        As indicated above, nomination of directors is handled by our Nominating and Corporate Governance Committee pursuant to its charter. The committee's charter is available on our website at www.smhgroup.com.

        Additionally, any shareholder who wishes to nominate a prospective Board member should deliver written notice containing the information required by our bylaws to Sandra J. Williams, Corporate Secretary, 600 Travis, Suite 3100, Houston, Texas 77002. To be timely filed, we must receive the notice not less than 60 days nor more that 180 days prior to the first anniversary of our preceding year's annual meeting. To date, no shareholder has submitted a Board nominee.

        In evaluating potential director nominees, the committee considers the following factors:

  •
  the appropriate size of our Board of Directors;

  •
  our needs with respect to the particular talents and experience of our directors;

  •
  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board;

  •
  familiarity with the financial services industry;

  •
  experience with accounting rules and practices; and

  •
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The committee's goal is to assemble a Board of Directors with a variety of perspectives and skills derived from high quality business and professional experience.

        Other than the foregoing there are no stated minimum criteria for director nominees, although the committee may also consider such other factors as it may deem are in the best interests of the company and our shareholders. However, the committee will insure that at least one member of the Audit Committee satisfies the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board are "independent directors" under NASD Rule 4200. The committee also believes it appropriate for certain key members of our management to participate as members of our Board.

        The committee identifies nominees by first evaluating the current members of our Board of Directors willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the committee and our Board are polled for suggestions as to individuals meeting the criteria of the committee. Research may also be performed to identify qualified individuals. We have also engaged third parties to identify or evaluate or assist in identifying potential nominees.

        Each of the nominees for director is currently a member of our Board of Directors.

CODE OF ETHICS

        We have adopted a Business Ethics Policy that applies to all of our employees, as well as each member of our Board of Directors. Our Business Ethics Policy is available on our website at www.smhgroup.com. We intend to post amendments to or waivers from our Business Ethics Policy (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) on our website.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Historically, we have not adopted a formal process for shareholder communications with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to our Board has been excellent.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Committee

        The role of the Compensation Committee is to recommend to the Board of Directors the compensation to be paid to our executive officers and key employees. In addition, the committee is generally responsible for administering executive compensation plans, incentive plans, and other forms of direct or indirect compensation of officers and key employees.

Executive Compensation Program

        The Compensation Committee establishes our compensation philosophy on behalf of the Board of Directors, determines the compensation of our Chief Executive Officer, and approves the compensation of our executive officers.

        The three components of executive officer compensation are base salary, bonuses and long-term incentive compensation.

  •
  Base Salary

        The base salary for senior executives (including the Chief Executive Officer) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the Board of Directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the Board of Directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.

  •
  Bonuses

        For 2004, we awarded bonuses to Robert E. Garrison II, Don A. Sanders, George L. Ball, Ben T. Morris and Rick Berry. Similar to prior years, the bonuses for Messrs. Garrison, Sanders, Ball, Morris and Berry were based on comparisons of executive compensation for peer companies similar to our size.

  •
  Long-Term Incentive Compensation

        We made no additional long-term incentive compensation grants during 2004.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Ben T. Morris became our Chief Executive Officer in May 2002. For 2004, the Compensation Committee established Mr. Morris' base salary at $225,000, a level which it believes is appropriate based on comparisons with financial services firms of similar size to Sanders Morris Harris Group Inc. Mr. Morris received a bonus of $325,000, and no long-term incentive compensation for 2004.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any executive officer. In designing compensation plans to meet the executive compensation objectives described above, we reserve the right to establish plans which may result in our inability to deduct compensation under Section 162(m).

SUMMARY

        The Compensation Committee believes our executive compensation policies and programs effectively serve the interests of Sanders Morris Harris Group and our shareholders. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing Sanders Morris Harris Group's value for our shareholders' benefit.

        The Compensation Committee will continue to monitor the effectiveness of our total compensation programs to meet Sanders Morris Harris Group's current needs. For 2005, we will again reevaluate compensation of executive officers to ensure that it is consistent with a compensation philosophy designed to reward outstanding individual performance and align officers' compensation to the performance of Sanders Morris Harris Group, our individual business units, and our stock price.

Scott B. McClelland Nolan Ryan W. Blair Waltrip

Compensation Committee Interlocks and Insider Participation

        Messrs. McClelland, Ryan and Waltrip served on the Compensation Committee in 2004. No director or executive officer of Sanders Morris Harris Group Inc. serves on the compensation committee or the board of directors of any company for which Messrs. McClelland, Ryan or Waltrip serve as executive officers or directors.

        During 2004, we earned private placement commissions of approximately $824,000 from our role in raising capital for a client, which is majority owned by Mr. Ryan and fellow director Mr. Sanders.

CORPORATE PERFORMANCE

        The line graph below shows a comparison of the cumulative total shareholder return on our common stock for the five-year period ended December 31, 2004 as compared to the cumulative total return of the S&P 500 Index and the Nasdaq Financial Stocks Index assuming $100 was invested at market close on December 31, 1999.

TOTAL SHAREHOLDER RETURN

	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04
Sanders Morris Harris Group	100.0	106.3	127.5	221.9	318.7	461.7
S & P 500 Index	100.0	91.2	80.4	62.6	80.6	89.5
Nasdaq Financial Stocks Index(1)	100.0	108.1	118.7	122.3	165.4	193.1

(1)
The Nasdaq Financial Stocks Index is composed of all Nasdaq companies with two-digit Standard Industrial Classification codes in the range 60 through 67.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

        The following table shows, for our fiscal years indicated, the annual compensation earned by our Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") in all capacities in which they served.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)	Restricted Stock Award(s) ($)		Securities Underlying Options (#)
Ben T. Morris, Chief Executive Officer	2004 2003 2002	225,000 225,000 214,583	325,000 312,500 100,000	— — —	— — —		— — —
Robert E. Garrison II, President	2004 2003 2002	225,000 225,000 225,000	300,000 225,000 100,000	— — —	— — —		— — —
Don A. Sanders, Vice-Chairman	2004 2003 2002	450,000 450,000 337,500	460,000 450,000 200,000	— — —	— — 177,746	(1)	— — —
George L. Ball, Chairman	2004 2003 2002	225,000 225,000 214,583	325,000 312,500 100,000	— — —	— — —		— — —
Rick Berry, Chief Financial Officer	2004 2003 2002	200,000 193,375 178,167	135,000 100,000 50,000	— — —	— — 9,614	(2)	— — —

(1)
Represents 28,469 shares of restricted stock the value of which would have been $248,819 at the end of fiscal year 2002. The grants of such restricted stock were in lieu of salary in the amount of $112,500. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vest or vested according to the following schedule:

No. of Shares	50% Vest	25% Vest	25% Vest
14,276	03/28/03	03/28/04	03/28/05
14,193	06/28/03	06/28/04	06/28/05
(2)
Represents 1,422 shares of restricted stock the value of which would have been $12,428 at the end of fiscal year 2002. The grants of such restricted stock were in lieu of salary in the amount of $6,000. Any dividends paid on our common stock will also be paid on the restricted stock. The shares of restricted stock vest or vested according to the following schedule:

No. of Shares	50% Vest	25% Vest	25% Vest
380	03/28/03	03/28/04	03/28/05
378	06/28/03	06/28/04	06/28/05
375	09/30/03	09/30/04	09/30/05
289	12/31/03	12/31/04	12/31/05

Option/SAR Grants in Last Fiscal Year

        None of the Named Officers received an option or SAR grant during our last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values

        None of the Named Officers exercised any options during the last fiscal year. The following table provides information about unexercised options held by the Named Officers as of the end of our last fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Ben T. Morris	25,000	—	333,300	—
Robert E. Garrison II	89,394	—	1,155,440	—
Don A. Sanders	30,000	—	399,960	—
George L. Ball	25,000	—	333,300	—
Rick Berry	30,000	—	390,300	—

Executive Employment Contracts

        We currently have no employment contracts in effect with any of our directors or executive officers.

SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table shows the number of shares of our common stock beneficially owned by each director, advisory director, director nominee, executive officer and five percent shareholder, and by all directors, advisory directors and executive officers as a group. The table shows ownership at April 25, 2005.

        Directors, advisory directors and executive officers as a group beneficially own approximately 31.2% of our outstanding common stock. For purposes of reporting total beneficial ownership, shares of common stock which may be acquired through stock option exercises that have vested or will vest within 60 days following April 25, 2005 are included.

        The information in this section is based on information required to be reported and filed with the Securities and Exchange Commission under Sections 13 and 16 of the Exchange Act.

Name	Number of Common Shares Beneficially Owned	Percent of Class
Don A. Sanders(1)(2)	2,410,331	13.0
Endowment Capital, L.P.(3)	1,282,367	6.9
George L. Ball(1)(4)	1,177,838	6.4
Ben T. Morris(1)(5)	1,105,938	6.0
Robert E. Garrison II(6)	336,163	1.8
W. Blair Waltrip(7)	325,056	1.8
Titus H. Harris, Jr.(8)	235,372	1.3
John H. Styles(9)	143,503	*
Rick Berry(10)	42,351	*
Dan S. Wilford(11)	10,000	*
Nolan Ryan(11)	15,000	*
Richard E. Bean(11)	20,000	*
Scott B. McClelland(12)	7,700	*
Robert M. Collie, Jr.(12)	6,000	*
Charles W. Duncan, III(12)	5,000	*
Gerald H. Hunsicker(12)	5,000	*
Albert W. Niemi, Jr., Ph.D.(12)	5,000	*
All directors, advisory directors and executive officers as a group (16 persons)	5,850,252	31.2

*
Less than 1% of outstanding shares.

(1)
Has a principal business address of 600 Travis, Suite 3100, Houston, Texas 77002.

(2)
Includes 30,000 shares issuable on exercise of stock options, 3,000 shares owned by Mr. Sanders' wife, 64,254 shares owned by the Tanya Jo Drury Trust of which Mr. Sanders is co-trustee, 383,043 shares held in client brokerage accounts over which he has shared dispositive power and 3,548 shares of restricted stock.

(3)
As reported in a Schedule 13-G/A filed February 15, 2005, Endowment Capital, L.P. shares voting and dispositive power over 1,282,367 shares with Long Drive, L.P., Endowment Capital Group, LLC, Endowment Management, LLC and Philip Timon, each with a principal business and office address of 1105 N. Market Street, 15th Floor, Wilmington, DE 19801.

(4)
Includes 25,000 shares issuable on exercise of stock options, 25,000 shares owned by Mr. Ball's wife and 6,000 shares owned by the Bonner S. Ball Family Trust Agency.

(5)
Includes 25,000 shares issuable on exercise of stock options.

(6)
Includes 89,394 shares issuable on exercise of stock options.

(7)
Includes 15,000 shares issuable on exercise of stock options and 255,806 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary. Includes 26,250 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees. Includes 28,000 shares owned by the Waltrip 1987 Grandchildren's Trust for the benefit of the grandchildren of R. L. Waltrip, of which W. Blair Waltrip and Robert L. Waltrip are as co-trustees, and as to which W. Blair Waltrip disclaims beneficial ownership.

(8)
Includes 3,212 shares of restricted stock, 20,787 shares owned by Mr. Harris' wife and as to which Mr. Harris disclaims beneficial ownership and 31,678 shares owned by the Pinke Lou Blair Estate Trust of which Mr. Harris' wife is trustee and as to which Mr. Harris disclaims beneficial ownership.

(9)
Includes 21,232 shares issuable on exercise of stock options, 19,198 shares owned by Mr. Style's wife and 12,480 shares owned by a family limited partnership controlled by his wife. Mr. Styles disclaims beneficial ownership of the shares owned by his wife and the family limited partnership.

(10)
Includes 30,000 shares issuable on exercise of stock options and 10,354 shares of restricted stock.

(11)
Includes 10,000 shares issuable on exercise of stock options.

(12)
Includes 5,000 shares issuable on exercise of stock options.

Section 16(a)—Beneficial Ownership Reporting Compliance

        Based on our records, we believe that during 2004 all our directors, officers and 10% or greater beneficial owners timely filed all required Section 16(a) reports, except for Mr. Collie who did not file his Form 3 until 2005 and was correspondingly late filing a Form 4 for one transaction, Mr. Hunsicker who did not file his Form 3 until 2005 and Mr. McClelland who was late filing his Form 3 and a Form 4 for one transaction.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        For our equity compensation plans, the following table shows, at the end of fiscal year 2004, (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of such options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans, excluding those issuable upon exercise of outstanding options, warrants and rights.

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,036,528	$6.03	1,252,238	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,036,528	$6.03	1,252,238

(1)
The number of shares of our common stock available for incentive awards under our 1998 Incentive Plan is the greater of 4,000,000 shares or 25% of the total number of shares of our common stock from time to time outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On occasion SMH's directors, officers, and employees co-invest with our clients. Consequently, it is often the case that certain officers, directors, shareholders, and employees of SMH own securities of SMH's clients for whom SMH has placed or underwritten securities and/or with whom SMH has a financial advisory relationship, which in some cases may, individually or in the aggregate, exceed 1% of the outstanding securities of such clients.

        Mr. Styles, our advisory director, and his family are the principal owners of an entity that is a 50% owner of PTC-Houston Management, L.P. PTC was formed to secure financing for a new proton beam therapy cancer treatment center to be constructed in Houston, Texas. Net operating income recognized by PTC totaled $1.6 million during 2004, 50% of which, or $800,000, was attributable to each of us and the Styles-owned entity.

        Mr. Garrison serves as Chairman and a director of Brava Therapeutics, Inc., formerly named BioCyte Therapeutics, Inc., one of our indirect subsidiaries, and owns 258,193 shares, or approximately 9.2%, of its outstanding common shares. Through SMH Capital, we indirectly own 463,090 shares of Brava, or approximately 16.4% of its common stock. SMH Capital also holds a warrant for 34,245 Brava common shares.

        During 2004, we earned private placement commissions of approximately $824,000 from our role in raising capital for a client, which is majority owned by Messrs. Ryan and Sanders.

INDEPENDENT AUDITORS

        KPMG LLP has been our independent auditor for the last two fiscal years. While management expects that our relationship with KPMG LLP will continue to be maintained in 2005, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of KPMG LLP as no such action is legally required. A representative of KPMG LLP is expected to be at the annual meeting. The representative will have the opportunity to make a statement at the meeting if he or she wishes, and will be available to respond to appropriate questions.

        The following table sets forth the fees billed for services performed by KPMG LLP for fiscal year 2004 and fiscal year 2003:

	2004	2003
Audit fees	$722,500	$390,300

Audit related fees	$—	$—

Tax fees	$59,675	$54,250

All other fees	$—	$—

PRE-APPROVAL OF SERVICES BY INDEPENDENT AUDITORS

        The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company's independent auditor, KPMG LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by KPMG LLP. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit Committee's annual pre-approval requirement and are not prohibited by law. For 2003 and 2004, 100% of the tax services and related fees were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors has furnished the following report:

        The Board has determined that each member of the committee is "independent," as defined in the Nasdaq listing standards and SEC Rules. As required by its charter, the committee has performed its annual evaluation of the committee's performance and the adequacy of its charter, including compliance with applicable law and Nasdaq listing standards, and determined that the committee adequately performed its duties and responsibilities set forth in its charter and that no changes to its charter were required.

        As noted in the committee's charter, Sanders Morris Harris Group's management is responsible for preparing Sanders Morris Harris Group's consolidated financial statements. Sanders Morris Harris Group's independent auditors are responsible for auditing the consolidated financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee's role does not provide any special assurances with regard to Sanders Morris Harris Group's consolidated financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

        The committee has reviewed and discussed the audited consolidated financial statements with management. The committee also met with the independent auditors, with and without management present, to discuss the results of their audit and their evaluation of our internal controls. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from Sanders Morris Harris Group.

        Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in Sanders Morris Harris

Group's Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

Richard E. Bean Robert M. Collie, Jr. Charles W. Duncan, III

OTHER MATTERS

        Our Board of Directors is not aware of any other matter to be presented for action at the meeting. If another matter requiring a vote of the shareholders arises, the proxy holders will vote in their best judgment.

SANDERS MORRIS HARRIS GROUP INC.
THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2005

Proxy for Annual Meeting of Shareholders June 16, 2005	The undersigned shareholder of Sanders Morris Harris Group Inc. (the "Company") hereby appoints Ben T. Morris and George L. Ball, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Sanders Morris Harris located in the JPMorgan Chase Tower, 600 Travis, 30th Floor, Houston, Texas 77002, on Thursday, June 16, 2005, at 10:00 a.m., Houston Time, and at any adjournments or postponements of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote. Any proxy heretofore given by the undersigned with respect to such shares of the Company's common stock is hereby revoked.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees for director on the reverse side.
The Board of Directors recommends a vote FOR the nominees for director.
PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED
(This Proxy must be dated and signed on the reverse side.)

(Continued From Other Side)

ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

Proxy			For	Withhold			For	Withhold
for
Annual	1.	George L. Ball	☐	☐	8.	Scott B. McClelland	☐	☐
Meeting
of	2.	Richard E. Bean	☐	☐	9.	Ben T. Morris	☐	☐
Shareholders
June 16, 2005	3.	Robert M. Collie, Jr.	☐	☐	10.	Dr. Albert W. Niemi, Jr.	☐	☐
	4.	Charles W. Duncan, III	☐	☐	11.	Nolan Ryan	☐	☐
	5.	Robert E. Garrison II	☐	☐	12.	Don A. Sanders	☐	☐
	6.	Titus H. Harris, Jr.	☐	☐	13.	W. Blair Waltrip	☐	☐
	7.	Gerald H. Hunsicker	☐	☐	14.	Dan S. Wilford	☐	☐

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement furnished with the notice, and the 2004 Annual Report.

Dated	, 2005

Shareholder's Signature
Signature if held jointly

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED

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